Calculation of Filing Fee Table

FORM S-4

(Form Type)

CHOICEONE FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock	Other	2,800(1)	N/A(2)	$92,470.14(2)	0.00015310	$14.16(3)
Fees Previously Paid	--	--	--	--	--	--	--	--

Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$14.16

(1)	Relates to common stock, no par value (the “ChoiceOne Common Stock”), of ChoiceOne Financial Services, Inc. (“ChoiceOne”) to be issuable to holders of common stock, no par value, of Fentura Financial, Inc. (“Fentura” and, such shares, the “Fentura Common Stock”), in the proposed merger transaction described herein. The amount of ChoiceOne Common Stock being registered reflects the estimated maximum number of additional shares of ChoiceOne Common Stock that are expected to be issued pursuant to the merger, related to additional shares of Fentura Common Stock issued since the date of the merger agreement. ChoiceOne previously registered 6,068,256 shares of ChoiceOne Common Stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-282177), which was declared effective on October 18, 2024, in connection with the proposed merger.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rules 457(f) and 457(c) thereunder. The proposed maximum aggregate offering price is solely for the purpose of calculating the registration fee and was calculated based upon the product of (i) $33.025, the average of the high and low prices per share of ChoiceOne Common Stock as reported on the NASDAQ Capital Market on February 18, 2025, which is within five business days prior to the filing of this registration statement on Form S-4, by (ii) 2,800, the estimated maximum number of shares of additional shares of ChoiceOne Common Stock to be issued in the merger.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering.